Exhibit 99.1

NEXMETALS DRILLS 13.50 METRES OF 3.68% CUEQ EXPANDING MINERALIZATION SIGNIFICANTLY BELOW SELEBI NORTH

RESOURCE FOOTPRINT

Vancouver, British Columbia, June 30, 2025 – NexMetals Mining Corp. (TSXV: NEXM) (OTC Pink: PRMLD) (the “Company” or “NEXM”) is pleased to report assay results from the first two 2025 resource expansion holes with continued drilling at Selebi North Underground (“SNUG”) beyond the 2024 Mineral Resource Estimate (“MRE”).

Key Highlights:

●	SNUG-25-184: South Limb, 183 metres down plunge of 2024 MRE 13.50 metres of 3.68% CuEq (1.13% Cu, 1.24% Ni, 0.06% Co) and N2 Limb, 300 metres down plunge of 2024 MRE 6.25 meters of 2.16% CuEq (0.62% Cu, 0.75% Ni, 0.04% Co)

●	SNUG-25-185: N2 Limb, 65 metres down dip of 2024 MRE 5.95 metres of 4.14% CuEq (2.87% Cu, 0.62% Ni, 0.03% Co)

●	A Borehole Electromagnetic (“BHEM”) survey completed in SNUG-25-184 revealed strong off-hole conductors, confirming the South Limb and N2 zones remain open down-plunge (see news release May 1, 2025).

●	Follow-up hole SNUG-25-186 was drilled to test these conductors and interested 16.20 metres of South Limb mineralization 132 metres down-plunge of SNUG-25-184 (see news release May 27, 2025).

●	South Limb mineralization has been extended 315 metres down-plunge beyond the 2024 resource model, based on holes SNUG-25-184 and 186. Assays for additional holes are pending.

●	New mineralization discovered in recently completed drill hole SNUG-25-189 includes 5.20 metres of mineralization at South Limb and 15.50 metres of mineralization at N2 Limb.

●	Drill hole SNUG-25-190, currently in progress, is stepping out to test the strike extent of mineralization.

●	Total metres not included in the MRE is 37,113 metres in 85 holes.

1

Figure 1: Location of drill holes relative to the MRE and underground infrastructure.

Drill core photos for all holes reported herein, are accessible by clicking here and can also be found on the Company’s website at www.nexmetalsmining.com.

To view the 3D modeling, please visit the following link [●].

Morgan Lekstrom, CEO of the Company, commented: “The results from drill holes 184 and 185 continue to demonstrate the impressive step-out success and the broader scale of mineralization beyond the boundaries of the current resource. Drilling has further extended the deposit intercepting mineralization roughly 315 metres down-plunge, well past its modeled limits. Given our existing resource grades of over 3% CuEq, this result further validates the potential of this system. Our application of BHEM, combined with a deep technical understanding of the deposit, is allowing us to target these deeper zones with incredible precision. The system remains open, and the BHEM results combined with these first assays reinforces our confidence that this mineralized corridor continues at depth.”

Assay results have been received and reported below in Table 1 and drill hole collar details are provided in Table 2. Assays are pending for all other drill holes described herein.

The various mineralized zones have been historically mined and subsequently named N2 Limb, N3 Limb and South Limb to demarcate their location on the folded mineralized horizon. Additional drilling is needed to properly determine true width of mineralization on each limb and define the folded mineralization.

2

Table 1: Assay Results Selebi North Deposit

Hole-ID	From (m)	To (m)	Length (m)[1]	Cu (%)	Ni (%)	Co (%)[2]	Limb	CuEq (%)[3]
SNUG-25-184	772.60	786.10	13.50	1.13	1.24	0.06	South Limb	3.68
incl.	772.60	775.75	3.15	0.90	1.90	0.09	South Limb	4.81
and	779.05	784.00	4.95	1.76	1.85	0.09	South Limb	5.57
SNUG-25-184	882.75	889.00	6.25	0.62	0.75	0.04	N2	2.16
incl.	886.20	887.80	1.60	0.75	1.85	0.08	N2	4.56
SNUG-25-185	356.70	362.65	5.95	2.87	0.62	0.03	N2	4.14
incl.	356.70	361.30	4.60	3.63	0.77	0.04	N2	5.21

1Length refers to drillhole length and not true width. True widths are unknown.

2Co is not included in the MRE as cobalt analyses are not consistently available throughout the deposit.

3CuEq was calculated using the formula CuEq=Cu+2.06*Ni assuming long-term prices of US$10.50/lb Ni and US$4.75/lb Cu nickel and copper recoveries of 72.0% and 92.4% respectively, derived from metallurgical studies which consider a conceptual bulk concentrate scenario.

Table 2: Drill Collar Information Selebi North Deposit

HOLE ID	Mine East	Mine North	Elevation	Dip	Mine Azimuth	Hole Length	Comment
SNUG-25-184	35367.9	84410.0	81.2	-57.5	166.9	956.40	Rig #2 810mL P5
SNUG-25-185	35092.2	84546.6	-42.4	-76.7	195.4	395.60	Rig #3 925mL P8

Next Steps

Completed drill hole SNUG-25-189 was drilled between SNUG-25-096-W1 and SNUG-25-184 and intersected 5.20 metres of mineralization at South Limb and 15.50 metres of mineralization at N2 Limb.

Follow-up drilling is underway, with drill hole SNUG-25-190 targeting the strike extent at a distance of 115 metres from SNUG-25-184 to further evaluate the continuity and scale of both the South Limb and N2 mineralized systems.

Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Sharon Taylor, VP Exploration of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101.

Quality Control

The underground drilling program is being carried out through an agreement with Forage Fusion Drilling Ltd. of Hawkesbury, Ontario, Canada, who have provided three Zinex U-5 drills for purchase and training of local operators. Drill core samples are BQTK (40.7 mm diameter). All samples are ½ core cut by a diamond saw on site. Half of the core is retained for reference purposes. Samples are generally 1.0 to 1.5 metre intervals or less at the discretion of the site geologists. Sample preparation and lab analysis was completed at ALS Chemex in Johannesburg, South Africa. Commercially prepared blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81).

Holes are numbered as follows: SNUG (Selebi North Underground) + year + hole number starting at 013.

3

Technical Report

The MRE on the Selebi Mine is supported by the technical report entitled “Technical Report, Selebi Mines, Central District, Republic of Botswana” and dated September 20, 2024 (with an effective date of June 30, 2024) (the “Selebi Technical Report”), and prepared by SLR Consulting (Canada) Ltd. for NEXM. Reference should be made to the full text of the Selebi Technical Report, which was prepared in accordance with NI 43-101 and is available on SEDAR+ (www.sedarplus.ca) under NEXM’s issuer profile.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a mineral exploration and development company that is focused on the redevelopment of the previously producing copper, nickel and cobalt resources mines owned by the Company in the Republic of Botswana.

NexMetals is committed to governance through transparent accountability and open communication within our team and our stakeholders. NexMetals’ team brings extensive experience across the full spectrum of mine discovery and development. Collectively, the team has contributed to dozens of projects, including work on the Company’s Selebi and Selkirk mines. Senior team members each have on average, more than 20 years of experience spanning geology, engineering, operations, and project development.

For further information about NexMetals Mining Corp., please contact:

Morgan Lekstrom

CEO and Director

morganl@nexmetalsmining.com

Jaclyn Ruptash

V.P., Communications and Investor Relations

jaclyn@nexmetalsmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Follow Us

X: https://x.com/NexMetalsCorp

LinkedIn: https://www.linkedin.com/company/NexMetalsMiningCorp

Facebook: https://www.facebook.com/NexMetalsMiningCorp

4

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking information” within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to: ongoing and expected drilling at SNUG; possible expanded mineralization beyond the existing MRE; the release of assay results and the expected timing thereof; the expectation the mineralized corridor continues at depth; the expected continuity and scale of the South Limb and N2 mineralized systems, the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the expectation that exploration activities (including drill results) will accurately predict mineralization; the expectation that the Company will implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the effective targeting activities proposed by the Company; the benefits of the Company’s approach to exploration; management’s belief that the historical resource could be indicative of the presence of mineralization on the deposits; and the anticipated benefits of the Company’s approach to the resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of metallurgical test results; the ability of exploration results to predict mineralization, prefeasibility or the feasibility of mine production; the risk that mineralized corridor will not continue at depth; the risk that assay results will not be as anticipated or received when anticipated; the risk that continuity and scale of the South Limb and N2 mineralized systems will not be as expected; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public disclosure record on SEDAR+ (www.sedarplus.com) under NEXM’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

5